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                                                                    EXHIBIT 99.4
                         MAIN STREET BANKS INCORPORATED
                               1121 FLOYD STREET
                            COVINGTON, GEORGIA 30014
        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS--             , 2000
    (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MAIN STREET BANKS
                                 INCORPORATED)

    The undersigned shareholder of Main Street Banks Incorporated hereby appoints John R. Chesnut, Jr. and Ronald H. Cook, Jr. and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of the Shareholders of Main Street Banks Incorporated to be held in Covington, Georgia,
on       , 2000 at 10:00 a.m., local time, or at any adjournment thereof:

    (1) PROPOSAL TO MERGE MAIN STREET BANKS INCORPORATED INTO FIRST STERLING BANKS, INC.

    FOR [ ] AGAINST [ ] ABSTAIN [ ] with respect to the approval of that certain Merger Agreement between Main Street Banks Incorporated and First Sterling Banks, Inc. pursuant to which Main Street Banks Incorporated will be merged into First Sterling and each share of common stock of Main Street Banks Incorporated outstanding at the time of the Merger shall be converted into the right to receive 1.01 shares(s) of stock of First Sterling as described in more
detail in the Joint Proxy Statement/Prospectus dated             , 2000.

    (2) In their discretion, upon such other matters as may properly come before the Special Meeting of Shareholders or any adjournment or adjournments thereof.
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    The Proxy will be voted as directed. If no direction is given, the Proxy will be voted FOR Proposal (1). Dated: ________________________________________,
2000.                                            _______________________________
                                                          (Print Name)

                                                 _______________________________
                                                  (Signature(s) of Shareholder)

                                                 Please date and sign exactly as
                                                 name appears hereon. If shares
                                                 are held jointly, each
                                                 shareholder should sign.
                                                 Agents, executors,
                                                 administrators, guardians,
                                                 trustees, etc., should use full
                                                 title, and, if more than one,
                                                 all should sign. If the
                                                 shareholder is a corporation,
                                                 please sign full corporate name
                                                 by an authorized officer.